Exhibit 99.5

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following selected consolidated financial information set forth below is qualified by reference to, and should be read in conjunction with, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included in our Current Report on Form 8-K filed on June 4, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, both of which are incorporated by reference herein. The selected historical consolidated financial and other data presented below for, and as of the end of, the fiscal years ended December 31, 2004, 2005, 2006, 2007 and 2008 have been derived from our audited consolidated financial statements. The selected historical consolidated financial and other data presented below for, and as of the end of, the three month periods ended March 31, 2008 and March 31, 2009 have been derived from our unaudited condensed consolidated financial statements and have been prepared on the same basis as the audited consolidated financial statements. Operating results for the three month period ended March 31, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

The selected historical consolidated financial and other data provided below for the period from January 1, 2004 through August 20, 2004, or predecessor, and the period from August 21, 2004 through December 31, 2004, or successor, have been derived from our audited consolidated financial statements.

	(Predecessor) Period from January 1, 2004 through August 20, 2004	(Successor) Period from August 21, 2004 through December 31, 2004	Year Ended December 31,				Three Months Ended March 31,
			2005	2006	2007	2008	2008	2009
	(dollars in thousands)
Statement of Operations Data
Product revenues	$901,616	$490,222	$1,615,943	$1,822,141	$1,970,106	$2,224,704	$543,261	$563,080
Services revenues	524,238	343,771	902,617	989,242	1,030,672	1,079,473	267,346	279,481

Total revenues	1,425,854	833,993	2,518,560	2,811,383	3,000,778	3,304,177	810,607	842,561
Cost of products	839,774	460,946	1,545,588	1,753,638	1,925,547	2,163,943	532,027	551,585
Cost of services:
Operating compensation and benefits	244,168	143,142	418,102	458,006	479,177	523,939	130,188	137,640
Other operating costs	144,220	100,987	245,630	274,665	293,677	321,947	76,796	80,696
Depreciation and amortization	37,375	21,096	67,414	69,351	73,159	72,790	18,601	17,565

Total cost of services	425,763	265,225	731,146	802,022	846,013	918,676	225,585	235,901
Total cost of products and services	1,265,537	726,171	2,276,734	2,555,660	2,771,560	3,082,619	757,612	787,486
General and administrative expense	40,676	30,159	72,008	76,948	84,326	76,883	19,988	18,131
Impairment and restructuring charges, net	—	—	—	—	15,126	384,929	381,306	1,409
Merger-related charges	9,625	8,330	—	—	—	—	—	—
Compensation under long-term incentive plan	—	—	14,507	—	—	—	—	—
Depreciation and amortization	13,198	6,254	17,504	13,983	16,172	30,017	7,153	7,533

	1,329,036	770,914	2,380,753	2,646,591	2,887,184	3,574,448	1,166,059	814,559

Income (loss) from operations	96,818	63,079	137,807	164,792	113,594	(270,271)	(355,452)	28,002
Other income (expense):
Interest expense, net	(10,931)	(27,842)	(84,174)	(92,870)	(95,342)	(92,757)	(24,200)	(22,622)
Loss on early extinguishment of debt	(38,272)	—	—	—	—	—	—	—
Other income (expense), net	622	1,976	—	—	—	2,213	1,371	—

Income (loss) before income taxes	48,237	37,213	53,633	71,922	18,252	(360,815)	(378,281)	5,380
Income tax (provision) benefit	(21,939)	(15,355)	(20,652)	(27,509)	(7,447)	(6,351)	922	(3,604)

Net income (loss)	26,298	21,858	32,981	44,413	10,805	(367,166)	(377,359)	1,776
Less: Net income attributable to noncontrolling interests	20	(106)	(2,003)	(2,388)	(3,619)	(3,324)	(715)	(759)

Net income (loss) attributable to the Company	$26,318	$21,752	$30,978	$42,025	$7,186	$(370,490)	$(378,074)	$1,017

Other Financial Data
EBITDA(1)	$109,139	$94,379	$224,605	$250,275	$203,678	$(165,361)	$(329,143)	$53,669
Ratio of earnings to fixed charges(2)	2.6x	2.0x	1.5x	1.6x	1.1x	N/A	N/A	1.1x
Statement of Cash Flows Data:
Net cash provided by (used in) Operating activities	$131,649	$91,744	$124,555	$43,639	$198,030	$141,487	$50,864	$31,027
Investing activities	(50,339)	(22,884)	(90,234)	(110,768)	(93,170)	(137,004)	(57,416)	(15,342)
Financing activities	4,143	(158,428)	(28,883)	223,058	(237,370)	(49,263)	(2,316)	(11,318)

	As of December 31,					As of March 31,
	2004	2005	2006	2007	2008	2008	2009
	(dollars in thousands)
Balance Sheet Data (at end of period):
Working capital	$186,577	$215,421	$254,022	$202,232	$198,616	$165,279	$205,005
Total assets	2,031,798	2,111,047	2,359,982	2,208,650	1,842,853	1,887,973	1,809,697
Long term debt, excluding current maturities	978,937	980,871	1,069,664	1,031,569	1,061,133	1,056,498	1,053,867
Total Company Stockholder’s equity	582,323	600,249	580,741	554,323	195,415	176,829	192,937

(1)	EBITDA is net income before interest, taxes, depreciation, amortization (including amortization of stock-based compensation), and other (income) expense. We believe EBITDA is a commonly applied measurement of financial performance. EBITDA does not represent income or cash flows from operations, as these terms are defined under generally accepted accounting principles, and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. We believe that EBITDA is useful to investors, since it can provide investors with additional information that is not directly available in a GAAP presentation. Each gives investors an indication of our liquidity and financial condition and each is used in evaluating the value of companies in general and in evaluating the liquidity of companies, their debt service obligations and their ability to service their indebtedness. EBITDA is a key tool used by management in assessing business performance and financial condition both with respect to our business as a whole and with respect to individual sites or product lines. EBITDA as presented herein is not necessarily comparable to similarly titled measures reported by other companies. See our Current Report on Form 8-K filed on June 4, 2009 (which retrospectively adjusted portions of our Annual Report on Form 10-K for the year ended December 31, 2008) and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, both of which have been incorporated by reference herein. The following sets forth a reconciliation of EBITDA to net income.

	Period from January 1, 2004 through August 20, 2004	Period from August 21, 2004 through December 31, 2004	Year Ended December 31,				Three Months Ended March 31,
			2005	2006	2007	2008	2008	2009
			(dollars in thousands)
Net Income (loss)	$26,298	$21,858	$32,981	$44,413	$10,805	$(367,166)	$(377,359)	$1,776
Interest expense, net and other income	10,309	25,866	84,174	92,870	95,342	92,757	24,200	22,622
Income tax provision (benefit)	21,939	15,355	20,625	27,509	7,447	6,351	(922)	3,604
Depreciation and amortization	50,573	27,350	84,918	83,334	89,331	102,807	25,754	25,098
Amortization of stock expense	—	4,056	3,883	2,149	753	2,103	555	569
Noncontrolling interest	20	(106)	(2,003)	—	—	—	—	—
Other (income) expense	—	—	—	—	—	(2,213)	(1,371)	—

EBITDA	$109,139	$94,379	$224,605	$250,275	$203,678	$(165,361)	$(329,143)	$53,669

(2)	The ratio of earnings to fixed charges was calculated by dividing (i) net income (loss) before income taxes and fixed charges attributable to us by (ii) fixed charges which consist of interest expense incurred, including amortization of debt expense and discount, and one-third of rental expense, which approximates the interest portion of our rental expense. For the year ended December 31, 2008 and the three months ended March 31, 2008, earnings before fixed charges were insufficient to cover fixed charges by $365.2 million and $379.3 million, respectively.

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